UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 1, 2016
ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
216 Airport Drive, Rochester, NH		03867
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (518) 445-2200
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangement of Certain Officers

Item 9.01 Exhibits

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangement of Certain Officers

Albany International Corp. (the “Company”) has entered into Severance Agreements (collectively the “Severance Agreements”) with various corporate officers or key executives including named executive officers, but excluding its principal executive officer (each a “Counterparty”). The Severance Agreements become effective January 1, 2016 and are intended to replace similar severance agreements entered into in January 2013 which, by their terms, expired December 31, 2015. The new Severance Agreements have been revised and updated to conform to current best practices. The material terms of the Severance Agreements provide that in the event a Counterparty’s employment is terminated by the Company at any time before the expiration of the applicable Severance Agreement for any reason other than Cause, or if the Counterparty’s employment is terminated by the Counterparty for Good Cause (as those terms are defined in the Severance Agreement, and in either case, a “Qualifying Termination”), the Counterparty shall be entitled to receive his or her gross monthly base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 24 months. In the event the Qualifying Termination occurs within 12 months of a Change in Control (as defined in the Severance Agreement) the Counterparty shall be entitled to receive his or her gross monthly base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 36 months, although in that case some of the monthly payments would be accelerated and paid as a lump sum to comply with applicable tax laws. The Counterparty would also remain eligible for a prorated payment of any bonus earned, if any, during the year in which the Qualifying Termination occurs, and 12 months of executive outplacement services. In addition, if elected, the Company will pay the required premium to continue healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). In order to receive the severance benefits, the Counterparty is obligated to execute a release in favor of the Company at the time of termination. The Counterparty is also bound to a restrictive covenant for the period during which the severance benefits are being paid. The initial term of the Severance Agreement is for a period of three years, but it will thereafter automatically renew for one-year periods unless the Company timely notifies the Counterparty of its intent not to renew. A copy of the form of Severance Agreement is attached and being filed as an exhibit to this current report on Form 8-K. The summary of its provisions is not complete and reference is made to the exhibit for its complete terms.

Item 9.01 Financial Statements and Exhibits Exhibit 10(l) (viii) Form of Severance Agreement (filed herewith)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ John B. Cozzolino_______________

Name: John B. Cozzolino

Title: Chief Financial Officer and Treasurer

(Principal Financial Officer)

Date: January 4, 2016

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